UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: November 5, 2010

GOENERGY, INC

 (Exact name of registrant as specified in its charter)

Delaware	000-33383	98-0357690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3960 Howard Hughes Parkway, Suite 500 Las Vegas, NV 89169
(Address of principal executive offices)

Registrant’s telephone number, including area code 310-600-8757

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 5, 2010, GoEnergy, Inc., a Delaware corporation (the “Registrant”), entered into a Share Purchase and Share Exchange Agreement (the “Exchange Agreement”) with Strato Malamas, as the majority stockholder of the Registrant, Kick the Can Corp., a Nevada corporation (“KTC Corp”), Kicking the Can, L.L.C., a Delaware limited liability company, as the majority shareholder of KTC Corp., and the other shareholders of KTC Corp. that are signatories to the Exchange Agreement

Pursuant to the terms of the Exchange Agreement, the shareholders of KTC Corp agreed to transfer all of their shares of common stock of KTC Corp. to the Registrant in exchange for the issuance of an aggregate of 33,430,107 shares of the Registrant’s common stock, which shall represent approximately 95.51% of the issued and outstanding shares of common stock of the Registrant as of the date of the closing (the “Closing Dater”) of the transactions contemplated by the Exchange Agreement.  KTC Corp shall become a wholly-owned subsidiary of the Registrant on the Closing Date.

In addition, pursuant to the terms of the Exchange Agreement, Strato Malamas, as majority shareholder of the Registrant, agreed to surrender for cancellation as of the Closing Date his 2,750,000 shares of common stock of the Registrant.  The shares to be surrendered for cancellation by Mr. Malamas represent 100% of his interest in the Registrant.

Simultaneous with the execution of the Exchange Agreement, the Registrant made a loan to KTC Corp in the principal amount of $200,000 pursuant to the terms of a promissory note attached as Exhibit A to the Exchange Agreement.  The Registrant also issued (i) promissory notes in the aggregate principal amount of $200,000 (the “Bridge Notes”) to certain persons, which Bridge Notes are in the form filed as Exhibit 10.7 hereto and incorporated herein by reference, and (ii) Warrants to the holders of the Bridge Notes, which Warrants are in the form filed as Exhibit 4.2 hereto and incorporated herein by reference.  Such Warrants are exercisable at a price of $0.60 per share, have an anti-dilution provision, have a cashless exercise feature, and grant each holder of a Bridge Note the right to purchase that number of common shares of the Registrant which is equal in the aggregate to 100% of the number of common shares of the Registrant that would be issuable upon full conversion of such holder’s Bridge Note.

As of the date of the execution of the Exchange Agreement, there were no material relationships between the Registrant or any of its affiliates and KTC Corp other than in respect of the Exchange Agreement.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Exchange Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On November 5, 2010, the Registrant issued promissory notes (“Bridge Notes”) to four creditors in the aggregate principal amount of $200,000 in conjunction with the execution of the Exchange

Agreement described in Item 1.01 above.  The Bridge Notes are in the form attached hereto as Exhibit 10.7 and are incorporated herein by reference.

The Bridge Notes bear interest at the rate of eight percent (8%) per annum and are payable upon demand.  Prior to the Registrant completing an offering consisting of a private placement offering of the Registrant’s securities in an amount of not less than $600,000, in which event the Bridge Notes will mandatorily convert, the holders of the Bridge Notes have the right at any time to voluntarily convert the principal and accrued but unpaid interest thereof into shares of common stock of the Registrant at a price of $0.40 per share.  . The Bridge Notes have an anti-dilution provision and grants the holder piggyback registration rights.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits

The following Exhibit is filed with this Current Report on Form 8-K:

2.1

Share Purchase and Share Exchange Agreement, dated as of November 5, 2010, by and among the Registrant, Strato Malamas, as the majority stockholder of the Registrant, Kick the Can Corp, a Nevada corporation, Kicking the Can, L.L.C., a Delaware limited liability company, as the majority shareholder of Kick the Can Corp., and the other shareholders of Kick the Can Corp. that are signatories thereto.

4.2

Form of Warrant

10.7

Form of Bridge Note issued as of November 5, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

GoEnergy, Inc (Registrant)

Date: November 15, 2010	/s/ Terry Fields, Chief Executive Officer

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